Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-17941, 333-79895, 333-68130, 333-90840, 333-119850, 333-129421 and 333-153852 on Form S-8 and No. 333-156096 on Form S-3 of our reports dated February 26, 2010, relating to the financial statements and financial statement schedules of Marina District Development Company, LLC and subsidiary appearing in this Annual Report on Form 10-K of Boyd Gaming Corporation and subsidiaries for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Parsippany, NJ

March 5, 2010